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                                                                    EXHIBIT 99.8

                            AMQUEST FINANCIAL CORP.
                            Oklahoma City, Oklahoma



                         PROXY/VOTING INSTRUCTION CARD
          This Proxy is solicited on behalf of the Board of Directors for the Special Meeting of Stockholders on September 24, 1998

     The undersigned stockholder of AmQuest Financial Corp. ("AmQuest") hereby appoints John C. Hugon and Terrence Cooksey the proxies of the undersigned (each with power of substitution and with full power to act without the other and with all powers the undersigned would possess if personally present), to represent and vote at the Special Meeting of Stockholders of AmQuest to be held on September 24, 1998, and at any and all adjournments or postponements thereof (the "AmQuest Special Meeting"), all shares of Common Stock of the undersigned of AmQuest which the undersigned would be entitled to vote (a) on the following proposal more fully described in the Proxy Statement/Prospectus for the AmQuest Special Meeting in the manner specified and (b) in the discretion of the named proxies on any other business that may properly come before the AmQuest Special Meeting.


PLEASE INDICATE ON THE REVERSE SIDE OF THIS CARD HOW YOUR STOCK IS TO BE VOTED. IN THE ABSENCE OF ANY INSTRUCTIONS, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL, AND WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE AMQUEST SPECIAL MEETING.


                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

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     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" the proposal to approve the
Merger Agreement dated May 6, 1998, by and between AmQuest and BancFirst Corporation ("BancFirst"), pursuant to which AmQuest will merge with and into BancFirst.

            [  ]   FOR          [  ]   AGAINST      [  ]   ABSTAIN


     The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders to be held on September 24, 1998, and the Proxy Statement/Prospectus furnished therewith, and hereby revokes any proxy to vote shares of AmQuest Common Stock heretofore given by the undersigned.

     Please date, sign exactly as name appears herein, and promptly return in the enclosed envelope. When signing as guardian, executor, administrator, attorney, trustee, custodian, or in any other similar capacity, please give full title. If a corporation, sign in full corporate name by president or other authorized officer, giving title. If a partnership, sign in partnership name by authorized person. In the case of joint ownership, each joint owner must sign.




                                     _____________________________________, 1998
                                                      (Date)

                                     Signature(s) ______________________________


                                     ___________________________________________
                                             (Signature if held jointly)



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